UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2017

ANTERO MIDSTREAM PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-36719	46-4109058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street,
Denver, Colorado 80202

(Address of Principal Executive Office) (Zip Code)

(303) 357-7310

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2017, Antero Midstream Partners GP LLC, the general partner (the “General Partner”) of Antero Midstream Partners LP (the “Partnership”), entered into Amendment No. 2 (the “Amendment”) to the Agreement of Limited Partnership of the Partnership, dated as of November 10, 2014, as amended by Amendment No. 1, dated as of February 22, 2016 (as amended, the “Partnership Agreement”), in response to changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015 (the “BBA”) relating to partnership audit and adjustment procedures. The Amendment makes certain revisions to the Partnership Agreement that facilitate the General Partner’s obligations as the “Partnership Representative” under the BBA and, if possible and practical, provide the General Partner with the option of maintaining the current economic balance by which the partners during a reviewed year bear the economic burden associated with any adjustments for such year.

The foregoing description of the Amendment in this Current Report does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report, and is incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
3.1	Amendment No. 2 to Agreement of Limited Partnership of Antero Midstream Partners LP, dated as of December 20, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANTERO MIDSTREAM PARTNERS LP
(Registrant)

	By:	Antero Midstream Partners GP LLC
its general partner

Date: December 26, 2017	By:	/s/ GLEN C. WARREN, JR.
Glen C. Warren, Jr.
President

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